                                                                EXHIBIT 10.33

                                 LOAN AGREEMENT


                                     BETWEEN



                      NEBRASKA INVESTMENT FINANCE AUTHORITY



                                       AND



                         TRANSCRYPT INTERNATIONAL, INC.



                                   $2,850,000
                   VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT
                           REVENUE BONDS, SERIES 1997
                    (TRANSCRYPT INTERNATIONAL, INC. PROJECT)



                           DATED AS OF: March 1, 1997



The interest of the Nebraska Investment Finance Authority in this Loan Agreement, except for certain rights retained by the Issuer pursuant to Section
4.6 hereof, has been assigned to Norwest Bank Nebraska, National Association, in Omaha, Nebraska.
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                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I         DEFINITIONS, EXHIBITS AND MISCELLANEOUS..................  1
      Section 1.1       Definitions........................................  1
      Section 1.2       Exhibits...........................................  3
      Section 1.3       Company's Acts.....................................  3
      Section 1.4       Rules of Interpretation............................  3

ARTICLE II        REPRESENTATIONS OF ISSUER AND COMPANY....................  5
      Section 2.1       Representations by the Issuer......................  5
      Section 2.2       Representations by the Company.....................  5

ARTICLE III       COMPLETION OF PROJECT....................................  9
      Section 3.1       Acquisition, Construction and
                        Installation of Project by Company.................  9
      Section 3.2       Payment of Costs by Company........................  9
      Section 3.3       Authorization by Issuer............................ 11
      Section 3.4       Issuance of Bonds.................................. 12
      Section 3.5       Disbursements from Construction Fund............... 12
      Section 3.6       Establishment of Completion Date and Use
                        of Excess Proceeds................................. 13

ARTICLE IV        THE LOAN, BASIC PAYMENTS, ADDITIONAL CHARGES
                  AND LETTER OF CREDIT..................................... 14
      Section 4.1       The Loan........................................... 14
      Section 4.2       Basic Payments..................................... 14
      Section 4.3       Basic Payments on Account of the
                        Purchase Price of Bonds............................ 15
      Section 4.4       Additional Charges................................. 15
      Section 4.5       Company's Obligations Unconditional................ 16
      Section 4.6       Assignment of Issuer's Rights...................... 17
      Section 4.7       Company's Remedies................................. 17
      Section 4.8       Letter of Credit................................... 17

ARTICLE V         PROJECT COVENANTS........................................ 18
      Section 5.1       Project Operation and Maintenance.................. 18
      Section 5.2       Sale of Project.................................... 18
      Section 5.3       Alterations to the Project and
                        Removal of Equipment............................... 18
      Section 5.4       Taxes and Other Governmental Charges............... 18
      Section 5.5       Insurance.......................................... 19

ARTICLE VI        DAMAGE, DESTRUCTION AND CONDEMNATION..................... 20
      Section 6.1       Damage and Destruction............................. 20
      Section 6.2       Condemnation....................................... 20
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ARTICLE VII       COMPANY'S COVENANTS...................................... 21
      Section 7.1       Covenant for the Benefit of the
                        Trustee and the Bondholders........................ 21
      Section 7.2       Inspection and Access.............................. 21
      Section 7.3       Certificate of Compliance
                        and Other Reports.................................. 21
      Section 7.4       Indemnification.................................... 22
      Section 7.5       Status of Company.................................. 24
      Section 7.6       Filing of Financing Statements..................... 24
      Section 7.7       Assurance of Tax Exemption......................... 24
      Section 7.8       Determination of Taxability........................ 29

ARTICLE VIII      COMPANY'S OPTIONS........................................ 31
      Section 8.1       Assignment and Transfer............................ 31
      Section 8.2       Prepayment......................................... 31
      Section 8.3       Direction of Investments........................... 31
      Section 8.4       Termination of Loan Agreement...................... 31

ARTICLE IX        EVENTS OF DEFAULT AND REMEDIES........................... 34
      Section 9.1       Events of Default.................................. 34
      Section 9.2       Remedies........................................... 34
      Section 9.3       Disposition of Funds............................... 35
      Section 9.4       Nonexclusive Remedies.............................. 35
      Section 9.5       Attorneys' Fees and Expenses....................... 36
      Section 9.6       Effect of Waiver................................... 36
      Section 9.7       Waiver of Stay or Extension........................ 36
      Section 9.8       Issuer May File Proofs of Claim.................... 36
      Section 9.9       Restoration of Positions........................... 37
      Section 9.10      Suits to Protect the Project....................... 37
      Section 9.11      Performance by Third Parties....................... 37
      Section 9.12      Exercise of the Issuer's
                        Remedies by Trustee................................ 37

ARTICLE X         GENERAL.................................................. 38
      Section 10.1      Amounts Remaining in Funds......................... 38
      Section 10.2      Notices............................................ 38
      Section 10.3      Binding Effect..................................... 39
      Section 10.4      Severability....................................... 39
      Section 10.5      Amendments, Changes, and Modifications............. 39
      Section 10.6      Execution Counterparts............................. 39
      Section 10.7      Required Approvals................................. 40
      Section 10.8      Limitation on Issuer Liability..................... 40
      Section 10.9      Representations of Company......................... 41
      Section 10.10     Survivorship of Obligations........................ 42
      Section 10.11     Administrative Fees, Attorneys' Fees and
                        Costs.............................................. 42
      Section 10.12     Release............................................ 42

EXHIBIT A..................................................................A-1

EXHIBIT B..................................................................B-1

EXHIBIT C..................................................................C-1

                                 LOAN AGREEMENT



            THIS LOAN AGREEMENT is made and entered into as of the 1st day of March, 1997, by and between the NEBRASKA INVESTMENT FINANCE AUTHORITY, a body politic and corporate, not a state agency but an independent instrumentality exercising essential public functions (the "Issuer"), and TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation (the "Company").

            WHEREAS, the Issuer and the Company, each in consideration of the representations, covenants and agreements of the other as set forth herein, mutually represent, covenant and agree as follows:

                                    ARTICLE I

                     DEFINITIONS, EXHIBITS AND MISCELLANEOUS

            Section 1.1 Definitions.

            The terms used herein, unless the context hereof shall require otherwise, shall have the following meanings, and any other terms defined in
Section 1.1 of the Indenture (attached hereto as Exhibit A and incorporated herein by reference) shall have the same meanings when used herein as assigned them in the Indenture, unless the context or use thereof indicates another or different meaning or intent.

      Agreement: this Loan Agreement between the Issuer and the Company, as the same may from time to time be amended or supplemented as provided herein and in the Indenture;

      Counted Issuance Expenses: all Issuance Expenses except any Issuance Expenses that are not amortizable over the term of the Bonds and are treated either as current expenses or as capital costs that are to be added to the basis of all or a part of the Project;

      Date of this Agreement: as of March 1, 1997;

      Event of Default: any of the events set forth in Section 9.1;

      Indenture: the Indenture of Trust between the Issuer and the Trustee, of even date herewith as the same may from time to time be amended or supplemented as therein provided;
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      Issuance Expenses: shall mean any and all costs and expenses relating to the issuance, sale and delivery of the Bonds, including, but not limited to, underwriter's discount, remarketing fees and expenses, all fees and expenses of legal counsel, financial consultants, feasibility consultants, underwriters and accountants, a fee to the Issuer equal to 1/8 of 1% of the original principal amount of Bonds issued and any other fee to be paid to the Issuer, the preparation and printing of this Loan Agreement, the Indenture, the Reimbursement Agreement, any preliminary and final offering memorandum, the Bonds and all other related closing documents, the costs of rating the Bonds, and all other expenses relating to the issuance, sale and delivery of the Bonds required to be paid from the proceeds of the Bonds and any other costs which are treated as "issuance costs" within the meaning of Section 147(g) of the Code;

      Manufacturing Facility: any facility used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property) within the meaning of Section 144(a)(12)(C) of the Code;

      Net Bond Proceeds: Bond proceeds, including any interest earnings thereon, less such Bond proceeds, including interest thereon, used to pay or reimburse for the payment of Issuance Expenses and any other neutral costs;

      Other Private Activity Bonds: Private Activity Bonds other than the Bonds;

      Principal Payment Date: March 1 in each of the years 1998 through 2017;

      Principal User: "principal user" within the meaning of Section 144(a) of the Code;

      Prior Bond Redemption Date: March 25, 1997, the date on which the Prior Bonds have been called for redemption.

      Private Activity Bonds: private activity bonds as defined in Section 141 of the Code;

      Project Cost or Cost of the Project: means the costs authorized to be paid from the proceeds of the Bonds pursuant to the provisions of Section 3.2 hereof;


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      Related Person: means a "related person" under Section 144(a)(3) of the
Code;

      Restricted Construction Funds: any Bond proceeds, including interest thereon, which are required to be transferred on the Completion Date from the Construction Fund to the Bond Fund and which the Trustee is required under
Section 6.3(4)of the Indenture to apply towards prepayment of the Bonds;

      Substantial User: means with respect to any "facilities" (as the term "facilities" is used in Section 147(a) of the Code as applied to the Project), a "substantial user" of such "facilities" within the meaning of Section 147(a) of the Code;


      Term of this Agreement: the period of time commencing on the Date of this Agreement and terminating on the final maturity date of the Bonds or upon earlier termination of this Agreement under Section 7.8 or 8.4, whichever date occurs sooner;

      Test-Period Beneficiary: except as may be provided in the Treasury Regulations, any person who was an owner or a principal user of the Project at any time during the three (3) year period beginning on the later of (i) the date on which the Project was placed in service, or (ii) the Bond Closing, treating all persons who are related to each other within the meaning of Section 144(a)(10) of the Code as one person, all within the meaning of Section 144(a) of the Code;

      Treasury Regulations: all proposed, temporary or permanent federal income tax regulations then in effect and applicable; and

      Working Capital Expense: any (a) Bond proceeds, including interest thereon, used to pay interest accruing on the Bonds subsequent to the acquisition and installation period, (b) Bond proceeds, including interest thereon used to provide a credit against current payments of Basic Payments and treated by the Internal Revenue Service as a working capital expense under
Section 144(a) of the Code and (c) Project Costs or other expenses which are paid or reimbursed from Bond proceeds, including interest thereon, and which the Internal Revenue Service treats as a working capital expense or inventory under
Section 144(a) of the Code.


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
            Section 1.2 Exhibits.

            The following Exhibits are attached to and by reference made a part of this Agreement:

      (1) Exhibit A: Definitions from Indenture; and

      (2) Exhibit B: Other Private Activity Bonds.

      (3) Exhibit C: Pending Litigation.

            Section 1.3 Company's Acts.

            Where the Company is permitted or required to do or accomplish any act or thing hereunder, the Company may cause the same to be done or accomplished by a third party selected by the Company with the same force and effect as if done or accomplished by the Company.

            Section 1.4 Rules of Interpretation.

      (1) This Agreement shall be interpreted in accordance with and governed by the laws of the State of Nebraska.

      (2) The words "herein" and "hereof" and "hereunder" and words of similar import, without reference to any particular section or subdivision, refer to this Agreement as a whole rather than to any particular section or subdivision of this Agreement.

      (3) References in this Agreement to any particular article, section or subdivision hereof are to the designated article, section or subdivision of this Agreement as originally executed.

      (4) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and all computations provided for herein shall be made in accordance with generally accepted accounting principles consistently applied and applied on the same basis as in prior years.

      (5) The Table of Contents and titles of articles and sections herein are for convenience only and are not a part of this Agreement.


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
      (6) Unless the context hereof clearly requires otherwise, the singular shall include the plural and vice versa and the masculine shall include the feminine and vice versa.

      (7) Articles, sections, subsections and clauses mentioned by number only are those so numbered which are contained in this Agreement.

      (8) Any opinion of counsel required hereunder shall be a written opinion of such counsel.

      (9) References to the Bonds as "tax-exempt" or to the "tax-exempt status of the Bonds" are to the exclusion of interest from gross income pursuant to
Section 103(a) of the Code, except during any period the Bonds are held by a Substantial User or Related Person, irrespective of such forms of taxation as the alternative minimum tax or environmental tax or branch profits tax on foreign corporations, as is consistent with the approach taken in Section 59(i) of the Code.

      (10) For purposes of this Agreement and the Indenture, a Petition in Bankruptcy shall be deemed dismissed only if either (a) the petition is dismissed by order of a court of competent jurisdiction and no further appeal rights exist from such order or (b) the Company notifies the Trustee that such a dismissal has occurred.

      (11) References in this Loan Agreement to the Letter of Credit, Reimbursement Agreement, Reimbursement Bank and Bank shall be of no force and effect during any period that no Letter of Credit secures the repayment of the Bonds.


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
                                   ARTICLE II

                      REPRESENTATIONS OF ISSUER AND COMPANY


            Section 2.1 Representations by the Issuer.

            The Issuer makes the following representations and warranties as the basis for its covenants herein:

      (1) The Issuer is a duly organized and existing body politic and corporate, not a state agency but an independent instrumentality exercising essential public functions pursuant to the laws of the State of Nebraska and is issuing the Bonds to finance the costs of the Project pursuant to the Act;

      (2) The Project is an authorized project within the meaning of the Act;

      (3) The issuance and sale of the Bonds, the execution and delivery of this Agreement and the Indenture, and the performance of all covenants and agreements of the Issuer contained in this Agreement and the Indenture have been duly authorized by a resolution of the governing body of the Issuer adopted at a meeting thereof duly called and held on March 7, 1997 by the affirmative vote of not less than a majority of its members;

      (4) Except as disclosed in the attached Exhibit C, there is not pending any suit, action or proceeding against the Issuer before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to the Issuer, of this Agreement or the Indenture, any of its obligations hereunder or thereunder or any of the transactions contemplated hereby or thereby;

      (5) The Bonds are intended to be Private Activity Bonds within the meaning of Section 141 of the Code, and the Issuer hereby elects to qualify the Bonds within the exemption provided under subparagraph (4) of Section 144(a) of the Code with respect to an issue of $10,000,000 or less.


            Section 2.2 Representations by the Company.


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      The Company makes the following representations and warranties as the basis for its covenants herein:

      (1) The Company is a corporation validly formed under the laws of the State of Delaware, is duly authorized to conduct its business in the State of Nebraska, has power to enter into this Agreement, the Remarketing Agreement and the Reimbursement Agreement and to use the Project for the purpose set forth in this Agreement and by proper action has authorized the execution and delivery of this Agreement, the Remarketing Agreement and the Reimbursement Agreement, and has approved the Indenture;

      (2) The execution and delivery of this Agreement, the Remarketing Agreement and the Reimbursement Agreement, the consummation of the transactions contemplated thereby, and the fulfillment of the terms and conditions thereof do not and will not conflict with or result in a breach of any of the terms or conditions of the Company's articles of incorporation, any restriction or any agreement or instrument to which the Company is now a party or by which it is bound or to which any property of the Company is subject, and do not and will not constitute a default under any of the foregoing, or be in violation of any order, decree, statute, rule or regulation of any court or any state or federal regulatory body having jurisdiction over the Company or its properties, including the Project, and do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Company contrary to the terms of any instrument or agreement to which the Company is a party or by which it is bound;

      (3) The design and plan of the Project comprises a project as contemplated by the Act and it is presently intended and reasonably expected that the Project will be permanently located and exclusively used on the Project Premises and that the Company will operate the Project on the Project Premises throughout the Term of this Agreement in the normal conduct of the Company's business;

      (4) To the best of the Company's knowledge, as of the date hereof, the use of the Project as designed and proposed to be operated complies, in all material respects, with all presently applicable development, pollution control, water conservation and other laws, regulations, rules and ordinances of the federal government and the State of Nebraska and the respective agencies thereof and the political subdivisions in which the Project is located;

      (5) The proceeds of the Bonds, together with any other funds to be contributed to the Project by the Company or otherwise in accordance with this Agreement, will be sufficient to pay the cost of acquiring and completing the Project in a manner suitable for operation as required in Article III;

      (6) The Bonds are to be issued within the exemption provided under Section 144(a)(4) of the Code with respect to an issue of $10,000,000 or less pursuant to an election of the Issuer; and at least ninety-five percent (95%) of the Net Proceeds of the Bonds will be used to provide for the acquisition, construction, reconstruction, or improvement of land or property of a character subject to the allowance for depreciation for a Manufacturing Facility within the meaning of Sections 144(a)(1) and (12) of the Code;

      (7) A major inducement to the Company to acquire and construct the Project was the source of financing provided under the Act and the assurance the Company received from the Issuer that such financing would be made available to the Company; and any Project Costs heretofore incurred by the Company for which the Company will hereafter seek reimbursement as provided in Section 3.5, were incurred in anticipation of reimbursement from the proceeds of revenue bonds of the Issuer; and the Company investigated the possibility of such financing prior to incurring such Project Costs; and the Company did not commence acquisition of any portion of the Project for which it shall seek reimbursement from the proceeds of the Bonds hereunder prior to June 28, 1996;

      (8) The Company is not in the trade or business of selling properties such as the Project and acquired the Project for investment purposes only or otherwise for use by the Company in its trade or business, and the Company has no intention now or in the foreseeable future to voluntarily sell, surrender or otherwise transfer, in whole or part, its interest in the Project;

      (9) The Cost of the Project is estimated to be at least equal to the face amount of the Bonds, but the Company acknowledges that the Issuer has made no warranty or representation, either express or implied, that the amount in the Construction Fund will be sufficient to pay such Costs or that the Project will be suitable to the Company's needs;

      (10) Neither the Company nor any other Principal User of the Project nor any Related Person to the Company or such other

Principal User is a Principal User of facilities located within the jurisdiction of the Issuer, other than the Project, financed in whole or in part by an issue of outstanding Private Activity Bonds of a political subdivision, except as described in Exhibit B;

      (11) There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any property of the Company in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Company would have a material adverse effect upon the Company or upon the business or properties of the Company; and the Company is not in default with respect to any order of any court or governmental agency;

      (12) The Company is not in default in the payment of the principal of or interest on any indebtedness for borrowed money nor in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued;

      (13) The Company has filed all federal and state income tax returns which, to the knowledge of the managers of the Company, are required to be filed and have paid all taxes shown on said returns and all assessments received by them to the extent that they have become due;

      (14) The Company has reviewed and approved the provisions of the Indenture;

      (15) No officer, member or employee of the Issuer has either a direct or indirect financial interest in this Agreement nor will any public official either directly or indirectly benefit financially from this Agreement;

      (16) The Prior Bonds have been duly called for redemption, in whole, on the Prior Bond Redemption Date.


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
                                   ARTICLE III

                              COMPLETION OF PROJECT

            Section 3.1 Acquisition, Construction and Installation of Project by
                        Company.

            In connection with the acquisition, construction and installation of the Project, the Company represents and covenants as follows:

      (1) Plans and Specifications. Plans and specifications have been prepared for the construction and installation of the improvements to the Facility by the Architect and have been approved by the Company and appropriate public officials. The plans and specifications may be modified and amended if such modifications and amendments are agreed to by the Reimbursement Bank.

      (2) Construction Contract. The Company has entered into a construction contract for construction and installation of the Facility. The construction contract may be amended or supplemented if such amendments or supplements are agreed to by the Reimbursement Bank.

      (3) Installation and Construction. The Company will cause the Facility to be installed and constructed substantially in accordance with the plans and specifications and wholly within the boundary lines of the Project Premises and will provide all other improvements, access roads, utilities, equipment, furnishing parking facilities, and other items required for a facility fully operable for use as a Manufacturing Facility.

      (4) Completion. The Company will complete the Project as promptly as practicable with all reasonable dispatch and in any event no later than March 1, 2000, except only as completion may be delayed by strikes, riots or acts of God or the public enemy, shortages of materials or supplies or any other reason beyond the reasonable control of the Company, for which a reasonable extension of the time of completion shall be granted as determined by the Trustee, provided that if the Project is not completed by that date there shall be no resulting liability on the part of the Issuer and no abatement or diminution in the payments required to be made by the Company under Article IV.


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
      (5) Insurance. The Company will cause adequate insurance to be procured and maintained during installation of the Project as required by the Reimbursement Agreement.

            Section 3.2 Payment of Costs by Company.

            The Company agrees that it will provide any and all money required for the prompt and full payment of all sums required to complete the Project, including all of the following items which the Issuer agrees will be reimbursable from proceeds of the Bonds to the extent and in the manner provided in Sections 3.5 and 3.6 and subject to the provisions of the Act and Section 7.7(11) limiting Counted Issuance Expenses to be paid from Bond proceeds:

      (1) the expenses incurred and to be incurred in connection with the development, acquisition, construction and installation of the Project, including but not limited to the contract price of all labor, services, materials, supplies and equipment included in the Project furnished under any contract or otherwise incurred in connection therewith, including the cost of all Project Equipment and all appurtenances thereto, and of all rights-of-way for access and utility connections to and from the Project;

      (2) the expense of preparation of any plans and specifications for the Project, including utilities, and all other facilities necessary or desirable in connection therewith, and all other environmental, architectural, engineering and supervisory services incurred and to be incurred in the planning, acquisition and completion of the Project;

      (3) subject to Section 7.7(11) limiting Counted Issuance Expenses to be paid from Bond proceeds, all legal fees and expenses (including Bond Counsel and counsel to the Issuer, Company, Placement Agent, Reimbursement Bank and Trustee), abstractors', financial and accounting fees and expenses, administrative and rating agency fees (if any), printing and engraving costs and other expenses incurred and to be incurred on or before the Completion Date with respect to (i) the authorization, sale and issuance of the Bonds, (ii) the preparation of this Agreement, the Reimbursement Agreement, the Indenture, the Bond Placement Agreement, the Placement Memorandum and all other documents necessary to the Bond Closing or required by this Agreement, the Reimbursement Agreement, or the Indenture, or (iii) the establishment of the Completion Date, including compliance with any governmental or administrative rules or regulations on or before such date;

      (4) premiums on all insurance (including any title insurance) required to be taken out and maintained during the period before the Completion Date;

      (5) all expenses incurred in seeking to enforce any remedy against any contractor, or any subcontractor or any supplier with respect to any default under any contract with such Person;

      (6) all recording fees and other taxes, charges and assessments and license and registration fees of every nature whatsoever incurred and to be incurred in connection with acquisition or completion of the Project, including the financing thereof;

      (7) the cost of all other labor, services, materials, supplies and equipment necessary to complete the construction, acquisition and installation of the Project;

      (8) all fees and expenses of the Trustee and Paying Agent under the Indenture that become due on or before the Completion Date or in connection with the establishment of the Completion Date;

      (9) all interest accruing on money borrowed by the Company for temporary financing of the Cost of the Project, including interest accruing on the Bonds during the acquisition period (which acquisition period for purposes of this subsection will be deemed to end no later than the date on which the Company begins to depreciate the Project or any portion under the Code) and for six (6) months thereafter;

      (10) subject to Section 7.7(11) limiting Counted Issuance Expenses to be paid from Bond proceeds, without limitation by the foregoing, all other expenses which under generally accepted accounting principles constitute necessary capital expenditures for the completion of the Project or issuance of the Bonds not including working capital or expendable supplies (all of which are nevertheless to be supplied by the Company from its own funds without reimbursement);

      (11) all advances, payments and expenditures made or to be made by the Issuer, the Trustee and any other person with respect to any of the foregoing expenses; and

      (12) the outstanding principal amount of the Prior Bonds.

            All Project Costs may be paid or reimbursed from moneys available in the Construction Fund to the extent and in the manner permitted in Sections 3.5 and 3.6 hereof. If, however, such moneys are insufficient to pay in full Project Costs payable therefrom or are otherwise unavailable to pay any Project Costs, the Company shall nevertheless promptly pay so much of such Costs as may be in excess of such moneys available in the Construction Fund. The Company shall not by reason of the payment of such excess Costs be entitled to any reimbursement from the Issuer in excess of any moneys available therefor in the Construction Fund or for any abatement or diminution of the Basic Payments or Additional Charges.

            Section 3.3 Authorization by Issuer.

            In accordance with the Act, the Company is authorized by the Issuer, and the Company, pursuant to such authorization, agrees:

      (1) to acquire and install the Project as provided in Section 3.1, upon the Project Premises which are owned by the Company, such acquisition and installation to be accomplished in a manner consistent with the ordinances and procedures of the governing body of the city in which the Project is located;

      (2) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions, with any other persons, firms or corporations, and in general to do all things which may be requisite or proper for acquiring, constructing and installing the Project;

      (3) pursuant to the provisions of this Agreement, to pay all fees, costs and expenses incurred in the acquisition and installation of the Project from funds made available therefor in accordance with this Agreement or otherwise, subject to the right to contest such fees, costs and expenses; and

      (4) so long as the Company is not in default under any of the provisions of this Agreement, to exercise all authority hereby


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
conferred, which is granted and conferred irrevocably until all activities in connection with the acquisition and installation of the Project shall have been completed.

            Neither the authorization granted in this Section nor any other provision of this Agreement shall be construed as making the Company an agent of, or joint venturer with, the Issuer.

            Section 3.4 Issuance of Bonds.

            The Company has and does approve the terms of the Indenture. Forthwith upon execution of this Agreement, the Letter of Credit, and the Indenture, or as soon thereafter as practicable, the Issuer will execute the Bonds and cause them to be authenticated by the Trustee and delivered to the Placement Agent for delivery to the Original Purchaser upon payment of the purchase price and filing with the Trustee of the opinion of Bond Counsel as to the legality of the Bonds and the furnishing of all other documents required by this Agreement and the Indenture to be furnished before delivery. The proceeds of the Bonds shall be transmitted to the Trustee, who is required by the Indenture to deposit the same in the Construction Fund.

            Section 3.5 Disbursements from Construction Fund.

      (1) The Trustee shall disburse from the Construction Fund to the trustee for the Prior Bonds, on the Prior Bond Redemption Date, an amount necessary to pay the entire outstanding principal on the Prior Bonds on the Prior Bond Redemption Date.

      (2) The Issuer has in the Indenture authorized and directed the Trustee to disburse the proceeds of the Bonds from the Construction Fund pursuant to the terms and conditions of Section 3 of the Reimbursement Agreement to or upon the order of the Company, in payment or reimbursement of all items of Cost enumerated in Section 3.2 and certified in writing by the Company Representative to be due and payable or to have been paid by the Company to the persons entitled thereto.

            (3) In no event shall:

            (a) any Net Bond Proceeds be used to reimburse for the payment of the acquisition of any property other than land (or an interest therein) unless the first use of such property is pursuant to such acquisition ;

            (b) twenty-five percent (25%) or more of Net Bond Proceeds be used to reimburse for the payment of the acquisition of land; and

            (c) more than three percent of Net Bond Proceeds, including earnings thereon, be used to pay or reimburse for the payment of Working Capital Expenses.

      (4) Project Costs may be reimbursed in full upon receipt by the Trustee of an Advance Request in the form attached as Exhibit C to the Reimbursement Agreement and approved by the Reimbursement Bank. The Trustee may conclusively rely on the Advance Request signed by the Company and approved by the Reimbursement Bank.

            Section 3.6 Establishment of Completion Date and Use of Excess
                        Proceeds.

      (1) The Completion Date shall be that date on which the Trustee shall acknowledge receipt of the following items, which the Company shall furnish to the Issuer, the Reimbursement Bank and Trustee no later than thirty (30) days after completion of the Project:

            (A) a certificate signed by the Company Representative and stating that to its knowledge (i) the acquisition, construction and installation of the improvements, equipment and all other facilities comprising the Project have been completed in substantial conformity with the plans and specifications,
(ii) all Project Costs have been paid and (iii) the Project conforms to all applicable zoning (by special use permit or otherwise), planning and building regulations and laws, and pollution control laws and regulations and is suitable and sufficient for efficient operation for the purpose specified in Section 3.1(3);

            (B) a temporary or final certificate of occupancy;

            (C) if there is any surplus in the Construction Fund to be transferred to the Bond Fund as provided in Section 3.6(2) below, a statement from the Company Representative certifying the total amount of Working Capital Expenses incurred or to be incurred and to be paid for from the proceeds of the Bonds.

      (2) On the Completion Date, any balance remaining in the Construction Fund, after disbursement has been made as provided in Section 3.5 hereof, shall be transferred from the Construction Fund by the Trustee to the Bond Fund and shall be used to reimburse the Reimbursement Bank for a draw under the Letter of Credit to redeem the largest possible principal amount of Bonds on the earliest possible date that Bonds may be optionally redeemed by the Company in accordance with Section 3.1(1) of the Indenture.

                                   ARTICLE IV

                            THE LOAN, BASIC PAYMENTS,
                     ADDITIONAL CHARGES AND LETTER OF CREDIT


            Section 4.1 The Loan.

            The Issuer agrees, upon the terms and conditions herein specified, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds, excluding any accrued interest, by causing such proceeds to be deposited with the Trustee for disposition as provided in the Indenture. The obligation of the Issuer to make the Loan shall be deemed fully discharged upon so depositing the proceeds of the Bonds with the Trustee.

            Section 4.2 Basic Payments.

            Subject to the Company's right of prepayment granted in Section 8.2, the Company agrees to repay the Loan as follows:

      (1) As and for repayment of the Loan the Company shall pay to the Trustee for the account of the Issuer an amount equal to the aggregate principal amount of the Bonds Outstanding and, as interest on its obligation to pay such amount, an amount equal to interest on the Bonds, such amounts to be paid in installments (A) as to interest, on each Interest Payment Date, in the amounts and in the manner provided in the Indenture for the payment of interest on the Bonds on that date and (B) as to principal, on each Principal Payment Date in an amount equal to the principal scheduled to become due on such Principal Payment Date, all in order that amounts are timely deposited in the Bond Fund for the payment of the principal of, premium, if any, and interest on the Bonds, whether at maturity, upon redemption or otherwise; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made thereunder.

      (2) The Company shall provide for the payment of the principal of the Bonds, upon maturity, redemption or acceleration, and provide for payment of the interest on the Bonds, by the delivery of the Original Letter of Credit to the Trustee simultaneously with the original issuance and delivery of the Bonds. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the principal of and interest on the Bonds when due. All moneys drawn under the Letter of Credit to pay the principal of and interest on the Bonds shall be credited against the obligation of the Company to make Basic Payments.

      (3) Notwithstanding the provisions of subsections (1) and (2) above, during the Letter of Credit Period, the Company shall pay the amounts required to be paid to the Trustee pursuant to Section 4.2(1) above directly to the Reimbursement Bank.

      (4) Upon the occurrence of a "Determination of Taxability" the Company shall make the payment described in Section 7.8 hereof.

            Section 4.3 Basic Payments on Account of the Purchase Price of
                        Bonds.

      (1) The Company shall also pay to the Trustee amounts equal to the amounts to be paid by the Trustee as the purchase price of Bonds pursuant to Section 4.1 and 4.2 of the Indenture, such amounts to be paid by the Company to the Trustee on the dates such payments are to be made pursuant to Sections 4.1 and 4.2 of the Indenture; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of moneys available for such payment under Section 6.4(2)(A) and (C) of the Indenture.

      (2) The Company shall provide for the payment of the amounts to be paid by the Trustee pursuant to Sections 4.1 and 4.2 of the Indenture, by the delivery of the Original Letter of Credit to the Trustee simultaneously with the original issuance and delivery of the Bonds. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to provide moneys payable under Sections 4.1 and 4.2 of the Indenture when due. All moneys drawn under the Letter of Credit to pay the purchase price of Bonds shall be credited against the obligation of the Company to make the payments required by paragraph (1) of this Section 4.3.

            Section 4.4 Additional Charges.

            The Company agrees to pay, when due, each and all of the following:

      (1) all accrued interest and premium, if any, necessary to redeem the Prior Bonds on the Prior Bond Redemption Date;

      (2) all Issuance Expenses of the Bonds;

      (3) to or upon the order of the Trustee, when due, all fees of the Trustee for services rendered under the Indenture and all fees and charges of the Paying Agent, registrars, legal counsel, accountants, engineers, public agencies, rebate analysts and others incurred in the performance on request of the Trustee of services required under the Indenture for which the Trustee and such other persons are entitled to payment or reimbursement; provided that the Company may, without creating a default hereunder, contest in good faith the necessity or reasonableness of any such services, fees or expenses other than the Trustee's fees for ordinary services as set forth in the Indenture, Paying Agency fees and any fees or charges of public agencies;

      (4) to the Issuer, an up-front fee on the Closing Date equal to $3,562.50, and all other expenses incurred by the Issuer in relation to the Project which are not otherwise required to be paid by the Company under the terms of this Agreement and all indemnity payments required to be made under Section 7.4; and

      (5) to the Issuer, if the Agreement is assumed by or assigned to another party, an assignment fee equal to the greater of 0.125% of the principal amount of Bonds outstanding or $1,000; and

      (6) upon receipt of an appropriately completed invoice, the annual fee of the Rebate Expert, if any, as required by Section 148(f) of the Code and all out-of-pocket expenses of the Rebate Expert; and

      (7) The expenses required to be paid to the Issuer or to any payee designated by the Issuer, incurred by the Issuer at any time related to the Project which are not paid from the amounts held under the Indenture, including, without limitation, legal fees and expenses incurred in connection with the interpretation, performance, enforcement or amendment of the Indenture, Loan Agreement or any other documents relating to the Project or the Bond or in connection with any federal or state tax audit, or any questions or other matters arising under such documents, shall be made by the Company not later than 30 days after receipt of request for payment thereof.

            Section 4.5 Company's Obligations Unconditional.

            All Basic Payments and Additional Charges and all other payments required of the Company hereunder shall be paid without notice or demand and without setoff, counterclaim, or defense for any reason and without abatement or deduction or defense. The Company will not suspend or discontinue any such payments, and will perform and observe all of its other agreements in this Agreement, and, except as expressly permitted in Sections 7.8 and 8.4, will not terminate this Agreement for any cause, including but not limited to any acts or circumstances that may constitute failure of consideration, destruction or damage to the Project or Company's business, the taking of the Project or Company's business by Condemnation or otherwise, the lawful prohibition of the Company's use of the Project, or Company's business, the interference with such use by any private person or corporation, the invalidity or unenforceability or lack of due authorization or other infirmity of this Agreement, or lack of right, power or authority of the Issuer to enter into this Agreement, eviction by paramount title, commercial frustration of purpose, bankruptcy or insolvency of the Issuer or the Trustee, change in the tax or other laws or administrative rulings or actions of the United States of America or of the State of Nebraska or any political subdivision thereof, or failure of the Issuer to perform and observe any agreement, whether express or implied or any duty, liability or obligation arising out of or connected with this Agreement, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Basic Payments and other amounts payable by the Company hereunder shall be paid in full when due without any delay or diminution whatever.

            Section 4.6 Assignment of Issuer's Rights.

      As security for the payment of the Bonds, the Issuer will pledge the amounts payable hereunder and assign, without recourse or liability, to the Trustee, the Issuer's rights under this Agreement, including the right to receive payments hereunder (except the right to receive payments corresponding to its Reserved Rights) and hereby directs the Company to make said payments directly to the Trustee except as set forth in Section 4.2. The Company herewith assents to such assignment and will make payments under this Agreement (other than payments corresponding to Reserved Rights which are payable to the Issuer) directly to the Trustee without defense or setoff by reason of any dispute between the Company and the Trustee.

            Section 4.7 Company's Remedies.

            The Company acknowledges and agrees that any pecuniary obligation of the Issuer created by or arising out of this Agreement shall be payable solely out of the proceeds derived from this Agreement, the sale of the Bonds, or other disposition of the Project upon a default by the Company or otherwise.

            Section 4.8 Letter of Credit.

      (1) The Original Letter of Credit shall be delivered to the Trustee simultaneously with the initial issuance and delivery of the Bonds. The Company shall maintain at all times with the Trustee during the Letter of Credit Period, a Letter of Credit in an amount at least equal to 103% percent of the aggregate principal amount of Bonds then Outstanding, plus 50 days' interest thereon at the maximum rate provided in the Indenture during the Variable Rate Period or, if applicable, plus 215 days' interest thereon at the interest rate on the Bonds during the Fixed Letter of Credit Rate Period.

      (2) During the Letter of Credit Period at least thirty-five (35) days prior to the Termination Date of any Letter of Credit or upon the exercise by the Company of its option under the Indenture to direct the Issuer to convert the interest rate on the Bonds to the Fixed Letter of Credit Rate, the Company shall deliver to the Trustee an Alternate Letter of Credit. In addition, at any other time during the Letter of Credit Period the Company may deliver to the Trustee an Alternate Letter of Credit in substitution for the Letter of Credit then in effect. An Alternate Letter of Credit shall be an irrevocable letter of credit, including any extension of the Original Letter of Credit, issued by a commercial bank organized and doing business in the United States, the terms of which shall in all material respects be the same as the Original Letter of Credit. Any Alternate Letter of Credit shall comply with the provisions of
Section 7.4 of the Indenture.

                                    ARTICLE V

                                PROJECT COVENANTS


            Section 5.1 Project Operation and Maintenance.

            The Company shall pay all expenses of the operation and maintenance of the Project including, but without limitation, adequate insurance thereon and insurance against all liability for injury to persons or property arising from the operation thereof, and all taxes and special assessments levied upon or with respect to the Project and payable during the Term of this Agreement. The Project shall not be used for purposes which discriminate in access or employment based on race, creed, sex, handicap, ethnic origin, age or marital status.

            Section 5.2 Sale of Project.

            With the prior written consent of the Reimbursement Bank, the Company may lease, sell, assign, mortgage or otherwise encumber its interests in the Project, in whole or part, and be released from its obligations under this Agreement, provided, in the event of a sale or transfer, such transferee entity shall assume the obligations of the Company hereunder and pay the fee specified in Section 4.4(5) and that in no event shall such lease, assignment or sale be permitted if the effect thereof would be to impair the validity or cause the interest on the Bonds to become includable in gross income for purposes of federal income taxation.

            Section 5.3 Alterations to the Project and Removal of Equipment.

            The Company shall, but only with the approval of the Reimbursement Bank, have the right from time to time at its cost and expense, to remodel and make additions, modifications, alterations, improvements and changes (collectively referred to as "alterations") in or to the Project or to remove any equipment therefrom, provided such alterations or removal do not impair the character of the Project as a "project" within the meaning of the Act or cause the interest on the Bonds to become includable in gross income for purposes of federal income taxation.

            Section 5.4 Taxes and Other Governmental Charges.

            The Company will make promptly all payments due during the term of this Agreement on taxes and special assessments lawfully levied upon or with respect to the Project Premises and the Project, other charges lawfully made by any governmental body for public improvements, taxes or governmental charges on any property of the Company brought in or upon the Project Premises, sales and other excise taxes on products thereof, and any taxes levied upon or with respect to income or profits from the operation of the Project. With respect to governmental charges that may lawfully be paid in installments over a period of years, with or without interest, the Company shall be obligated to pay only such installments and interest as are required to be paid during the term of this Agreement. The Company may, at its own expense, in good faith, contest any such taxes and other charges and, in the event of such contest, may permit the items so contested to remain unpaid during the period of the contest and any appeal therefrom, provided that such contest does not affect the Company's right to operate the Project.

            Section 5.5 Insurance.

            The Company shall procure and maintain, or cause to be procured or maintained, continuously in effect during the term of this Agreement, policies of insurance with respect to the Project as required by the Reimbursement Agreement, insuring against such risks and in such amounts as are customary for properties comparable to those comprising the Project, including, specifically, insurance against such hazards and in such amounts as reasonably may be required by the Reimbursement Bank and insurance against all liability for injury to persons or property arising out of the operation of the Project.

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION


            Section 6.1 Damage and Destruction.

            If there are any Outstanding Bonds when the Project is damaged or destroyed by fire or other casualty, the Company shall either restore the Project, or if Section 8.4 of this Agreement is applicable, exercise its option to prepay the Loan pursuant to said Section .

            Section 6.2 Condemnation.

            If there are any Outstanding Bonds when the Project or any substantial part thereof is taken by Condemnation, the Company shall either restore the Project, or if Section 8.4 of this Agreement is applicable, exercise its option to prepay the Loan pursuant to said Section .

                                   ARTICLE VII

                               COMPANY'S COVENANTS


            Section 7.1 Covenant for the Benefit of the Trustee and the
                        Bondholders.

            The Company recognizes the authority of the Issuer to assign its interest in and pledge monies receivable under this Agreement (other than certain payments required to be made to the Issuer corresponding to its Reserved Rights) to the Trustee as security for the payment of the principal of and interest and redemption premiums, if any, on the Bonds, and the payment of all fees and expenses of the Trustee; and hereby agrees to be bound by, and joins with the Issuer in the grant of a security interest to the Trustee in any rights and interest the Company may have in sums held in the Funds described in Article VI pursuant to the terms and conditions of the Indenture to secure payment of the Bonds. Each of the terms and provisions of this Agreement is a covenant for the use and benefit of the Trustee and the Holders of the Bonds, so long as any thereof shall remain Outstanding; but upon payment in full of the Bonds in accordance with Article IX of the Indenture and of all fees and charges of the Trustee and Paying Agent, all references in this Agreement to the Bonds, the Holders thereof and the Trustee shall be ineffective, and neither the Trustee nor the Holders of any of the Bonds shall thereafter have any rights hereunder, save and except those that shall have theretofore vested or that arise from provisions hereunder which survive termination of this Agreement.

            Section 7.2 Inspection and Access.

            The Company agrees that the Trustee and Issuer and their duly authorized agents shall have the right at all reasonable times to examine and inspect the Project and all books and records of the Company and for that purpose to enter upon the Project Premises, and shall also have such right of access thereto as may be reasonably necessary to cause the Project to be properly maintained in accordance with Article V.

            Section 7.3 Certificate of Compliance and Other Reports.

      (1) The Company will at the request of the Trustee or the Issuer, and at the Company's expense, furnish to the Trustee, Original Purchaser and Issuer at such times and in such form as the Trustee or the Issuer may reasonably require, a copy of such reports containing such information as is necessary to comply with any lawful reporting or continuing registration requirements imposed by any agency of the State of Nebraska under the Act, the Nebraska Blue Sky Laws or any other applicable state law as it now exists or may hereafter be amended or any agency of any other state in which the Bonds have been sold, or such information as necessary to comply with federal securities law.

            Section 7.4 Indemnification.

            The Company hereby releases the Issuer and its officers, directors, agents, members of its governing body, officials, counsel, any person who controls such party within the meaning of the Securities Act of 1933 and employees from, and covenants and agrees to indemnify, hold harmless and defend the Issuer and the Trustee and their respective officers, directors, agents, members of its governing body, officials, any person who controls such party within the meaning of the Securities Act of 1933 and employees and each of them (each an "indemnified party") from and against, any and all losses, claims, damages, demands, liabilities or expenses (including attorney's fees and expenses), taxes, causes of action, suits, claims, demands and judgments of any nature, joint or several, by or on behalf of any person arising from:

      (1) any injury to or death of any person or damage to property in or upon the Project or growing out of or connected with the use, non-use, condition or occupancy of the Project or any part thereof, including any and all acts or operations relating to the acquisition or installation of property or improvements. The foregoing indemnification obligations shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Company, customers, suppliers or affiliated organizations under any Workers' Compensation Acts, Disability Benefit Acts or other employee benefit acts;

      (2) violation of any agreement, provision or condition of this Agreement, the Bonds or the Indenture, except a violation by the party seeking indemnification;

      (3) violation by the Company of any contract, agreement or restriction which shall have existed at the commencement of the Term of this Agreement or shall have been approved by the Company;

      (4) violation by the Company of any law, ordinance, court order or regulation affecting the Project or a part thereof or the ownership, occupancy or use thereof;

      (5) any and all claims arising in connection with the issuance and sale of any Bond or any certifications or representations made by any person other than the Issuer or the party seeking indemnification in connection therewith, including any statement or information in any offering document or materials regarding the Bonds, the Project or the Company or any certificate executed by the Company on or as of the date of issuance of the Bonds which, at the time made, is misleading, untrue or incorrect in any material respect and any untrue statement or alleged untrue statement of a material fact contained in any offering material relating to the sale of the Bonds, as from time to time amended or supplemented, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or failure to properly register or otherwise qualify the sale of the Bonds or failure to comply with any licensing or other law or regulation which would affect the manner whereby or to whom the Bonds could be sold and the carrying out by the Company claims arising in connection with the interpretation, performance, enforcement or amendment of any documents relating to the Project or the Bonds or in connection with any federal or state tax audit, or any questions or other matters arising under such documents;

      (6) any and all claims arising in connection with the operations of the Project, or the conditions, environmental or otherwise, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of, the Project or any part thereof, including, but not limited to, the Americans with Disabilities Act of 1990 (as evidenced by an architect's certificate to such effect);

      (7) any and all claims arising out of or connected with the Trustee's acceptance or administration of the trusts created by the Indenture and the exercise of its powers or duties thereunder or under this Loan Agreement or any other agreements in connection therewith to which it is a party;

      (8) any statement or information relating to the expenditure of the proceeds of the Bonds contained in the "Nonarbitrage Certificate" or similar document furnished by the Company to the Issuer or Trustee which, at the time made, is misleading, untrue or incorrect in any material respect; and

      (9) any untrue statement or alleged untrue statement of a material fact contained in any offering material relating to the sale of the Bonds (as from time to time amended or supplemented) or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or failure to properly register or otherwise qualify the sale of the Bonds or failure to comply with any licensing or other law or regulation which would affect the manner whereby or to whom the Bonds could be sold.

            Promptly after receipt by any indemnified party of notice of the commencement of any action with respect to which indemnity may be sought against the Company under this Section , such person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such indemnified party) and shall assume the payment of all related expenses. Insofar as such action shall relate to any alleged liability with respect to which indemnity may be sought against the Company, the Issuer or any such other indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such Counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without its consent.

            The provisions of this Section 7.4 shall survive the payment and discharge of the Bonds. Notwithstanding any transfer of the Project to another owner, the Company shall remain obligated to indemnify each indemnified party pursuant to this Section if such subsequent owner fails to indemnify any party entitled to be indemnified hereunder, unless such indemnified party has consented to such transfer and to the assignment of the rights and obligations of the Company hereunder.

            Section 7.5 Status of Company.

            The Company may sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve if (i) the transfer does not cause the interest on the Bonds to become includable in gross income for purposes of federal income taxation and the Company shall have provided the Trustee an opinion of Bond Counsel to the Trustee to such effect,
(ii) the Reimbursement Bank has given its written consent to such transfer, and
(iii) the transferee shall assume the obligations of the Company hereunder.

            If a transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger, sale, or other transfer shall be made except in compliance with the provisions of this Section .

            Section 7.6 Filing of Financing Statements.

            The Company agrees that it will, at its sole expense, file or cause to be filed any financing statements and continuation statements to perfect the security interest granted to the Trustee under the Indenture in this Agreement and the payments to be made hereunder granted.

            Section 7.7 Assurance of Tax Exemption.

            In order to assure that the interest on the Bonds shall at all times be free from federal income taxation, the Company represents and covenants with the Issuer, Trustee and all Holders of the Bonds that it will comply with the applicable provisions of Sections 103 and 141 through 150 of the Code as follows:

      (1) the Company will fulfill all conditions specified in Section 144(a)(4) of the Code, to qualify the Bonds as a $10,000,000 "small issue" thereunder;

      (2) the Company represents that the aggregate amount of any Other Private Activity Bonds under Section 144(a) of the Code used to finance facilities used by the Company or a Principal User, or any Related Person, and located in Lincoln, Nebraska, when added to the principal amount of the Bonds, does not cause the aggregate principal amount of the Bonds to exceed $10,000,000, and the Company hereby covenants that it will not take any action with respect to its use of other facilities located within the jurisdiction of the Issuer which would cause the aggregate principal amount of the Bonds, together with any Other Private Activity Bonds to exceed the $10,000,000 limitation imposed by Section 144(a) of the Code;

      (3) the Company will not use (or permit to be used) the Project or use or invest (or permit to be used or invested) the proceeds of the Bonds or any other sums treated as "bond proceeds" under Section 148 of the Code, including "investment proceeds," "invested sinking funds" and "replacement proceeds," in such a manner as to cause the Bonds to be classified "arbitrage bonds" under
Section 148 of the Code;

      (4) the Company will not cause any Working Capital Expenses to exceed three percent (3%) of the Net Bond Proceeds; at least ninety-five percent (95%) of the proceeds of the Bonds will be used for the acquisition or improvement of land or depreciable property for a "manufacturing facility" as required under
Section 144(a) of the Code; and the proceeds of the Bonds will not be used to finance any facility which is directly related and ancillary to a "manufacturing facility" unless: (a) the facilities are located on the same site as the Manufacturing Facility; (b) not more than 25% of the net proceeds of the Bonds are used to provide such facilities; (c) manufacturing constitutes substantially all of the on-site economic activity; and (d) the ancillary facilities are subordinate and integral to the manufacturing activity;

      (5) in addition to the Bonds, no other obligations have been or are expected to be issued under Section 103 of the Code for sale at substantially the same time as the Bonds are sold pursuant to a common plan of marketing and at substantially the same rate of interest as the Bonds and which are payable in whole or part by the Company or otherwise have with the Bonds any common or pooled security for the payment of debt service thereon; and the Company has not permitted and will not permit any obligation or obligations other than the Bonds to be issued within the meaning of Section 141 of the Code so as to cause such obligations to otherwise become part of the same "issue of obligations" of the Bonds as described in Treasury Regulations Section 1.150-1(c)(1), so as to impair the exclusion from gross income under Section 103 of the Code of the interest on the Bonds;

      (6) neither the Company nor any other person who is or will be entitled to occupy more than ten percent (10%) of the Project measured by value or who is or will be a Principal User of the Project, has either (a) both (i) guaranteed, arranged, participated in, or assisted with the issuance or paid any portion of the cost of issuance of any obligations the proceeds of which are to be used to finance or refinance any facilities (other than the Project) financed or to be financed in whole or part from the proceeds of any Private Activity Bonds issued or sold within three (3) years before or after issuance of, and payable by the Company or otherwise commonly secured in whole or in part with, the Bonds (the "Bond Financed Facilities") and (ii) provided any property, or any franchise, trademark or tradename within the meaning of Section 1253 of the Code, which is to be used in connection with such Bond Financed Facilities, or (b) acquired a proprietary interest in or otherwise become entitled to occupy more than ten percent (10%) (measured by value), or in any other way become a principal user, of such Bond Financed Facilities; nor shall the Company, nor any other such Principal User of the Project, or any Related Person thereto, permit such conditions to occur in the future without first filing with the Trustee an opinion of Bond Counsel that such conditions will not impair the exclusion from gross income under Section 103 of the Code of the interest on the Bonds. Accordingly, neither the Company nor any other such Principal User of the Project nor any Related Person to the Company or such other Principal User of the Project is or will, without such prior Bond Counsel opinion, be a Principal User of any Bond Financed Facilities, other than the Project;

      (7) no portion of the Net Bond Proceeds will be used (i) to acquire or otherwise provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice-skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack, land (or interest therein) to be used for farming purposes, and in no event will more than twenty-five percent (25%) (or twenty-five percent, 25%, or more in the case of land) of the Net Bond Proceeds, be used to acquire or otherwise provide a facility the primary purpose of which is either retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment, or land, all within the meaning of Sections 144 and 147(c)(1) of the

Code; or (ii) to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises, all within the meaning of Section 147(e) of the Code;

      (8) no Net Bond Proceeds are to be used directly or indirectly to provide residential real property for family units within the meaning of Section 144(a)(5) of the Code;

      (9) the average maturity of the Bonds does not exceed one hundred twenty percent (120%) of the average reasonably expected economic life of the Project within the meaning of Section 149(e) of the Code;

      (10) the Company shall provide the Issuer at the Bond Closing with all information required to satisfy the informational requirements set forth in
Section 149(e) of the Code, including the information necessary to complete IRS Form 8038;

      (11) Counted Issuance Expenses will not be financed by the proceeds of the Bonds (including earnings thereon) in excess of two percent (2%) of the proceeds of the Bonds; and

      (12) during the three (3) years immediately preceding Bond Closing, the aggregate amount of all capital expenditures incurred by a Person with respect to facilities located in Lincoln, Nebraska, of which the Company, any other Principal User of the Project or any Related Person to the Company or such other Principal User, is a Principal User, did not exceed $3,974,958.00;

      (13) the Company will promptly comply and cause all other Principal Users of the Project to comply with all requirements established by Treasury Regulations pursuant to Section 144(a) of the Code;

      (14) the Bonds are not issued as part of an issue of obligations for which the interest on any other obligations which is part of such issue is excluded from gross income under any other provision of law other than Section 144(a) of the Code;

      (15) no portion of the proceeds of the Bonds will be used to acquire property to be leased to the government of the United States of America or to any department, agency or instrumentality of the government of the United States of America; and no moneys in the Bond Fund or Construction Fund (or other fund created under the Indenture) shall be invested in investments which cause the Bonds to be federally guaranteed within the meaning of Section 149(b) of the Code. If at any time the moneys in such funds exceed, within the meaning of Section 149(b)(3)(B), (i) amounts invested for an initial temporary period until the moneys are needed for the purpose for which the Bonds were issued, (ii) investments of a bona fide debt service fund, and (iii) investments of a reserve which meet the requirement of Section 148(d) of the Code, such excess moneys shall be invested in only those Permitted Investments or Government Obligations, as otherwise appropriate, which are (A) obligations issued by the United States Treasury, (B) other investments permitted under regulations, or (C) obligations which are (a) not issued by, or guaranteed by, or insured by, the United States or any agency or instrumentality thereof or (b) not federally insured deposits or accounts, all within the meaning of Section 149(b)(3)(B) of the Code;

      (16) no portion of the Net Bond Proceeds will be used for the acquisition of any property (or any interest therein) unless (i) the first use of such property is pursuant to such acquisition, other than land, or (ii) the property is a building (and the equipment therefor) and rehabilitation expenditures with respect to such building equal or exceed fifteen percent (15%) of the portion of the cost of acquiring such building (and equipment) financed with Net Bond Proceeds, or (iii) the property is a structure other than a building and rehabilitation expenditures with respect to such structure equal or exceed one hundred percent (100%) of the portion of the cost of acquiring such facility financed with Net Bond Proceeds, all within the meaning of Section 147(d) of the Code;

      (17) the Company is the only Test-Period Beneficiary, and the face amount of the Bonds allocated to the Company as Test-Period Beneficiary, when increased by any Other Private Activity Bonds outstanding at the Bond Closing and also allocated to the Company as Test-Period Beneficiary, does not and will not exceed $40,000,000; and the Company will not permit any other person or entity to become an owner or other Principal user of the Project if such person or entity is or will be a Test-Period Beneficiary to whom is allocated Other Private Activity Bonds outstanding at the time of the Bond Closing which Other Private Activity Bonds, together with the face amount of the Bonds allocated to such Test-Period Beneficiary, exceed $40,000,000, all within the meaning of
Section 144(a)(10) of the Code;

      (18) the Company has not permitted and will not permit any Other Private Activity Bonds to be issued with respect to a single building, an enclosed shopping mall, or a strip of offices, stores or warehouses, of which the Project is a part and which use substantial common facilities, so as to (i) treat the Bonds and such Other Private Activity Bonds as one (1) issue, within the meaning of Section 144(a)(9) of the Code and (ii) thereby impair the exclusion from gross income under Section 103 of the Code of the interest on the Bonds;

      (19) at no time during any Bond Year shall the amount invested in taxable nonpurpose investments with a yield materially higher than the yield on the Bonds exceed one hundred fifty percent (150%) of the debt service on the Bonds for the Bond Year, all within the meaning of Section 148(d)(3) of the Code; provided, however, that the Company may take advantage of exceptions to such requirement provided for the investment of sums for temporary periods;

      (20) it will not use the proceeds of the Bonds in such a manner as to cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and applicable Treasury Regulations; and to this end, the Company on behalf of the Issuer shall pay to the United States, as a rebate, an amount equal to the sum of (i) the excess of (I) the aggregate amount earned on all nonpurpose obligations (other than investments attributable to an excess described in this clause), over (II) the amount which would have been earned if all nonpurpose obligations were invested at a rate equal to the yield on the Bond plus (ii) any income attributable to the excess described in clause (i), at the times and in the amounts required by Section 148 of the Code, all within the meaning of
Section 148 of the Code. The Company and Trustee shall maintain records of the interest rate borne by the Bonds and the investments of the Construction Fund and Bond Fund and any cash collateral account created under the Reimbursement Agreement and earnings thereon in adequate detail to enable the Borrower to calculate the amount of any rebate required to be made to the United States. The Company shall pay the rebate to the United States at times and in installments which satisfy Section 148 of the Code and the regulations, at least once every five years and within sixty (60) days after the day on which the last of the Bonds is redeemed. The Company shall retain a Rebate Expert to make calculations of the amount to be rebated at least every five years, as required by the Code and the regulations, and the Issuer and Trustee shall be furnished with such calculations within sixty (60) days of the time they are made. Such calculations shall be retained until six (6) years after the retirement of the Bonds. The rebate shall be calculated as provided in the applicable Treasury Regulations, including taking into account the gain or loss on the disposition of nonpurpose investments. The Company shall acquire nonpurpose obligations at their fair market value;

      (21) it is reasonably expected that at least 85% of the spendable proceeds of the Bonds will be used to carry out the governmental purpose of the Bonds within the 3-year period beginning on the date of issuance of the Bonds and that not more than 50% of the proceeds of the Bonds will be invested in nonpurpose investments (as defined in Section 148(f)(6)(A) of the Code) having a substantially guaranteed yield for 4 years or more, and therefore the Bonds are not "hedge bonds" within the meaning of Section 149(g) of the Code; and

      (22) the Company will not otherwise use Bond proceeds, including earnings thereon, or take, or permit or cause to be taken, any action that would adversely affect the exemption from federal income taxation of the interest on the Bonds, nor otherwise omit to take or cause to be taken any action necessary to maintain such tax exempt status; and, if it should take or permit, or omit to take or cause to be taken, as appropriate, any such action, the Company shall take all lawful actions necessary to rescind or correct such actions or omissions promptly upon having knowledge thereof.

            Section 7.8 Determination of Taxability.

      (1) Promptly after the occurrence of a Determination of Taxability, the Company shall give written notice to the Issuer and Trustee of the Determination of Taxability and so long as the Letter of Credit is outstanding, a draw shall be made under the Letter of Credit as provided in Section 7.2 of the Indenture, or if no Letter of Credit is outstanding, the Company shall provide to the Trustee in immediately available funds, an amount which when added to the amounts on deposit in the Funds, will equal 103 percent of the principal amount of all the Unpaid Bonds plus accrued interest thereon to the redemption date and the Bonds shall be redeemed pursuant to Article III of the Indenture.

      (2) Upon a Determination of Taxability the Company shall also pay to the Trustee an amount equal to the Paying Agent's and Trustee's fees, accrued and to accrue until final payment and redemption of the Bonds, and all other advances, fees, costs and expenses reasonably incurred by the Trustee, the Issuer and the Paying Agent, including Bond Counsel fees and expenses and any other legal fees and expenses.

      (3) If this Agreement has not been terminated under Section 8.4 prior to the redemption date for the Bonds, this Agreement shall be terminated on said redemption date and the closing for the termination of this Agreement shall be completed otherwise as provided for termination of this Agreement upon exercise of the Company's options under Section 8.4.

      (4) Neither the Company nor any Holder shall be required to contest or appeal any notice of deficiency, ruling, decision or legislative enactment which may give rise to a Determination of Taxability; and the expenses of any such contest or appeal shall be paid by the party initiating the contest or appeal.

                                  ARTICLE VIII

                                COMPANY'S OPTIONS


            Section 8.1 Assignment and Transfer.

            The Company may, with the Reimbursement Bank's prior written consent and the prior written consent of the Issuer, assign its rights and obligations under this Agreement and, as an incident thereto, transfer its interest in the Project but subject to the provisions of Section 5.2 and 7.5. Notwithstanding the foregoing, in no event shall the Company be released from its obligations under Sections 4.4, 7.4, 9.5, 10.8 or 10.11 without the prior written consent of the Issuer.

            Section 8.2 Prepayment.

      (1) The Company shall have the option, with the consent of the Reimbursement Bank, to direct the Trustee to call for redemption and prepayment of the Outstanding Bonds in whole or in part as provided in Section 3.1(1) of the Indenture. The Bonds to be redeemed shall be redeemed at a price equal to their principal amount plus accrued interest, plus premium if any, as set forth in Section 3.1(1) of the Indenture. In the event the Bonds are called for redemption in whole or in part, the Trustee shall draw upon the Letter of Credit as provided in Section 7.2(1) of the Indenture and if necessary, a Basic Payment shall be made by the Company as provided in Section 4.2 hereof on said Redemption Date.

      (2) If, pursuant to Article IX hereof, the Indenture is discharged, and the Company has satisfied all of its obligations hereunder, the Trustee and the Issuer shall execute and deliver to the Company such release and other instruments as the Company reasonably determines are necessary to terminate this Agreement. All further obligations of the Company hereunder, except as set forth in Section 10.10, shall thereupon terminate.

            Section 8.3 Direction of Investments.

            Except during the continuance of an Event of Default, the Company shall have the right during the Term of this Agreement to direct the Trustee in writing to invest or reinvest all monies held for the credit of Funds established by Article VI of the Indenture, in such securities as are authorized by law, for such funds, subject, however, to the further conditions of Article VIII of the Indenture.

            Section 8.4 Termination of Loan Agreement.

            Except during the continuance of an Event of Default, the Company shall have the option of terminating this Agreement subject to the following conditions:

      (1) such option may be exercised only with the prior written consent of the Reimbursement Bank and only if one of the following events shall have occurred:

            (A) if all Bonds shall have matured or will mature or be subject to redemption in accordance with their terms on the next succeeding Interest Payment Date or if provision is otherwise made for payment of all Bonds in such manner that the Indenture will be discharged under Article IX thereof on or before the date of termination; or

            (B) if the Project shall have been damaged or destroyed to such extent that in the reasonable judgment of the Company the Project (i) cannot reasonably be restored within six (6) months to substantially its condition immediately preceding such damage or destruction, or (ii) cannot reasonably be used to carry on the normal operations of the Company for six (6) months, or
(iii) the reasonably estimated cost of restoration exceeds twenty percent (20%) of the original face amount of the Bonds and is also reasonably estimated to exceed the proceeds of property insurance payable therefor plus any deductible amount for which the Company is self-insured, provided that such estimates shall be approved by the Reimbursement Bank; or

            (C) if by reason of Condemnation, title shall have been taken to all or substantially all of the Project or the Project Premises, or so much thereof that in the reasonable judgment of the Company, (i) the Company will be prevented from carrying on its normal operations for six (6) months, or (ii) the reasonably estimated cost of restoration of the Project exceeds twenty percent (20%) of the original face amount of the Bonds and is also reasonably estimated to exceed the proceeds of the Condemnation award provided that such estimates shall be approved by the Reimbursement Bank; or

            (D) if as a result of any changes in the Constitution of the State of Nebraska or the Constitution of the United States of America, or of any legislative or administrative action, whether state or federal, or of any final decree, judgment or order of any court or administrative body, whether state or federal, entered after the contest thereof by the Company in good faith, the agreements contained in this Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed herein.

      (2) in any of the events stated in subsection (1), clauses (B) through (D) above, if the Company determines to exercise its option to terminate this Agreement it must give written notice to the Trustee of its decision to exercise its option within one hundred twenty (120) days after such event;

      (3) the Company shall give written notice to the Issuer and to the Trustee of its intention to exercise the option, stating therein a termination date not less than forty-five (45) nor more than ninety (90) days after the date the notice is mailed, but in no event prior to date on which all Outstanding Bonds shall be deemed discharged under Article IX of the Indenture; and the Company shall make arrangements satisfactory to the Trustee for the giving of any notice required for redemption of all of the Outstanding Bonds on the date on which the Bonds are to be redeemed;

      (4) the Trustee shall draw upon the Letter of Credit as provided in
Section 7.2(1) of the Indenture and, if necessary, a Basic Payment shall be made by the Company as provided in Section 4.2 hereof on the Redemption Date;

      (5) the Company shall pay to the Trustee at least five days prior to the Discharge Date, an amount equal to the Trustee's and Paying Agent's fees and expenses under the Indenture, accrued and to accrue until final payment and redemption of the Bonds and all other advances, fees, costs and expenses, including but not limited to legal fees, costs and expenses, reasonably incurred and to be incurred on or before the termination date by the Trustee and Paying Agent under the Indenture and by the Issuer under this Agreement;

      (6) on the termination date, a closing shall be held at the principal office of the Trustee, or any other office mutually agreed upon.

            At the closing the Issuer and Trustee shall, upon receipt of the sum set forth in subsections (4) and (5) above, execute and deliver to the Company such release and other instruments as the Company reasonably determines is necessary to terminate this Agreement. All further obligations of the Company hereunder, except under Section 7.4, 7.7, 7.8, 10.8 and 10.11 shall thereupon terminate, provided, however, that the Company shall also remain obligated to pay or reimburse the Issuer and Trustee for the payment of all other fees, costs and expenses unaccounted for in the sum paid in accordance with subsection (5) above and reasonably incurred before or subsequent to such closing in connection with the Bonds.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES


            Section 9.1 Events of Default.

            Any one or more of the following events is an Event of Default under this Agreement, and the term "Event of Default," wherever used herein, means any one of the following events, whatever the reason for such default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

      (1) if the Company shall fail to pay any Basic Payments due under this Agreement;

      (2) if an Act of Bankruptcy occurs;

      (3) if the Company shall fail to pay any Additional Charges on or before the date that the payment is due, and shall continue to be in arrears for thirty
(30) days after mailing of a notice to it and the Reimbursement Bank by the Issuer or the Trustee that said Additional Charges have not been received on the due date;

      (4) if the Company shall fail to observe and perform or shall breach any other covenant, condition or agreement on its part under this Agreement for a period of sixty (60) days after mailing of a notice to it by the Issuer or the Trustee, specifying such default or breach and requesting that it be remedied; provided that such default may be waived by the Holders of not less than 75% of the principal amount of the Outstanding Bonds;

      (5) if the Company shall be dissolved or liquidated (other than when a new entity assumes the obligations of the Company under the conditions permitting such action contained in Section 7.5); or

      (6) if any representation or warranty made by the Company herein, or by an officer or representative of the Company in any document or certificate furnished the Trustee, the Issuer or any Original Purchaser in connection herewith or therewith or pursuant hereto or thereto, shall prove at any time to be, in any material respect, incorrect or misleading as of the date made.

            Section 9.2 Remedies.

      (1) Whenever any Event of Default specified in Section 9.1(1) hereof shall have happened and be subsisting the Trustee shall declare all the Basic Payments payable for the remainder of the Term of this Agreement (an amount equal to that necessary to pay in full all Outstanding Bonds and the interest thereon upon acceleration of the Bonds under the Indenture and to pay all other indebtedness thereunder) to be immediately due and payable whereupon the same shall become immediately due and payable by the Company; and, so long as the Letter of Credit is outstanding, under no other circumstances may payment of the Loan be accelerated on account of an Event of Default unless payment of the Bonds has also been accelerated under the Indenture;

      (2) Whenever any Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may also be taken to the extent permitted by law:

            (A) the Trustee may take whatever action at law or in equity may appear necessary or appropriate to collect all sums then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement, covenant, representation or warranty of the Company, under this Agreement, or any related instrument; or to otherwise compensate the Issuer, Trustee or Bondholders for any damages on account of such Event of Default; and

            (B) the Issuer (without the prior written consent of the Trustee if the Trustee is not enforcing the Issuer's right in a manner to protect the Issuer or is otherwise taking action that brings adverse consequences to the Issuer) may take whatever action at law or in equity may appear necessary or appropriate to enforce its rights of indemnification under Section 7.4 and to collect all sums then due and thereafter to become due to the Issuer with respect to its Reserved Rights. Notwithstanding the foregoing, the Issuer is not precluded from exercising any of its Reserved Rights, even if the Trustee is exercising the assigned rights of the Issuer hereunder.

            The Reimbursement Bank shall have the right, but not the obligation to cure any Event of Default on the part of the Company hereunder.

            Section 9.3 Disposition of Funds.

            Any amounts collected pursuant to action taken under Section 9.2 (other than sums collected for the Issuer with respect to its Reserved Rights) shall be applied in accordance with the provisions of the Indenture.

            Section 9.4 Nonexclusive Remedies.

            No remedy herein conferred upon or reserved to the Issuer or Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer (or the Trustee) to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required or be required by law.

            Section 9.5 Attorneys' Fees and Expenses.

            If an Event of Default shall exist under this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of any amounts due hereunder, or the enforcement of performance of any obligation or agreement on the part of the Company, the Company will upon demand pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other expenses so incurred.

            Section 9.6 Effect of Waiver.

            In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

            Section 9.7 Waiver of Stay or Extension.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Issuer or the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 9.8 Issuer May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company, the Trustee or the Issuer with the prior consent of the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

      (1) to file and prove a claim and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Issuer and the Trustee (for itself and on behalf of Bondholders) (including any claim for the reasonable compensation, expenses, disbursements and advances of the Issuer and Trustee, their agents and counsel) allowed in such judicial proceeding, and

      (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

            Section 9.9 Restoration of Positions.

            If the Issuer or the Trustee have instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Issuer or the Trustee, then and in every such case the Company and the Issuer shall, subject to any determination in the proceeding, be restored to the positions they held prior to commencement of such proceedings, and thereafter all rights and remedies of the Issuer shall continue as though no such proceeding had been instituted.

            Section 9.10 Suits to Protect the Project.

            If the Company shall fail to do so after thirty (30) days prior written notice from the Issuer or the Trustee, the Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Project or any portion thereof, by any acts which may be unlawful or in violation of this Agreement, and such suits and proceedings as the Trustee may deem expedient to protect its interests in the Project or any portion thereof, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair or adversely affect the Project or be prejudicial to the interests of the Bondholders.

            Section 9.11 Performance by Third Parties.

            The Trustee may permit third parties to perform any and all acts or take such action as may be necessary for and on behalf of the Company to cure any Event of Default hereunder. The acceptance by the Issuer or the Trustee of any such performance by third parties shall not in any way diminish or absolve the Company of primary liability hereunder.

            Section 9.12 Exercise of the Issuer's Remedies by Trustee.

            Whenever any Event of Default shall have happened and be subsisting the Trustee may, but except as otherwise provided in the Indenture shall not be obliged to, exercise any or all of the rights of the Issuer under this Article
IX. The Issuer shall not have any obligation to exercise any rights under this Loan Agreement.

                                    ARTICLE X

                                     GENERAL


            Section 10.1 Amounts Remaining in Funds.

            Except during the continuance of an Event of Default, any amounts remaining in the Funds created under Article VI of the Indenture upon expiration or earlier termination of this Agreement, as provided herein, and after adequate provision has been made for payment in full of the Bonds and discharge of the Indenture, in accordance with Article IX of the Indenture, any Additional Charges payable to the Trustee and the Issuer, including Paying Agent's fees and expenses, and all other amounts required to be paid under this Agreement and the Indenture shall forthwith be paid to the Reimbursement Bank to the extent of any sums are owed to the Reimbursement Bank under the Reimbursement Agreement and the balance to Company by the Trustee.

            Section 10.2 Notices.

            All notices, certificates or other communications hereunder shall be in writing (except as otherwise expressly provided herein) and shall be sufficiently given and shall be deemed given when mailed by registered or certified mail or commercially expedited delivery service, with proper address as indicated below. The Issuer, the Bank, the Reimbursement Bank, the Company and the Trustee may, by written notice given by each of them to the others, designate any address or addresses to which notices, certificates or other communications to them shall be sent when required as contemplated by this Agreement. Until otherwise provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

      To the Issuer:          Nebraska Investment Finance Authority
                              200 Commerce Court
                              1230 O Street
                              Lincoln, Nebraska 68508
                              Attn: Chief Operating Officer

      To the Company:         Transcrypt International, Inc.
                              4800 Northwest First Street
                              Lincoln, Nebraska  68521
                              Attn: President

      To the Trustee:         Norwest Bank Nebraska, National
                              Association
                              1919 Douglas Street
                              Omaha, Nebraska 68103
                              Attn:  Corporate Trust Department
                              Phone: (402) 536-2264
                              FAX: (402) 536-2285

      To the Bank:            Norwest Bank Minnesota, National
                              Association
                              Norwest Center
                              Sixth and Marquette
                              Minneapolis, Minnesota
                              Attn:  Corporation Law Division
                              Phone:  (612) 667-2087
                              Fax: (612) 667-4399

      To the Reimbursement
        Bank:                 Norwest Bank Nebraska, National
                              Association
                              1919 Douglas Street
                              Omaha, Nebraska 68103
                              Attn:  Corporate Trust Department
                              Phone: (402) 536-2627
                              Fax: (402) 536-2251

      To the Remarketing
       Agent:                 Norwest Bank Minnesota, National
                              Association
                              Norwest Center
                              Sixth and Marquette
                              Minneapolis, Minnesota
                              Attn:  Structured Finance
                              Phone: (612) 667-3965
                              FAX: (612) 667-7266

            Section 10.3 Binding Effect.

            This Agreement shall inure to the benefit of and shall be binding upon the Issuer and the Company and their respective successors and assigns.

            Section 10.4 Severability.

            In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

            Section 10.5 Amendments, Changes, and Modifications.

            Except as otherwise provided in this Agreement or in the Indenture, subsequent to the issuance of the Bonds and before the lien of the Indenture is satisfied and discharged in accordance with its terms, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, Company and Issuer.

            Section 10.6 Execution Counterparts.

            This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            Section 10.7 Required Approvals.

            Consents and approvals required by this Agreement to be obtained from the Company, the Issuer or the Trustee shall be in writing and shall not be unreasonably withheld or delayed. Notwithstanding any provisions herein to the contrary any consent or approval otherwise required by this Indenture to be obtained from the Reimbursement Bank shall not be required, nor shall the Trustee be obligated hereunder to comply with any request or direction of the Reimbursement Bank, if the Letter of Credit is not in full force and effect and no sums are outstanding under the Letter of Credit, or if the Letter of Credit is dishonored after presentment of a draft and submission of all documentation required under the Letter of Credit.

            Section 10.8 Limitation on Issuer Liability.

      (1) It is understood and agreed by the Company and the Holders that no covenant, provision or agreement of the Issuer herein or in the Bonds or in any other document executed by the Issuer in connection with the issuance, sale and delivery of the Bonds, or any obligation herein or therein imposed upon the Issuer or breach thereof, shall give rise to a pecuniary liability of the

Issuer or a charge against its general credit or taxing powers or shall obligate the Issuer financially in any way except with respect to this Agreement and the application of revenues therefrom and the proceeds of the Bonds. No failure of the Issuer to comply with any term, condition, covenant or agreement therein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charges except to the extent that the same can be paid or recovered from this Agreement or revenues therefrom or proceeds of the Bonds. No execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing powers of the Issuer. In making the agreements, provisions and covenants set forth herein, the Issuer has not obligated itself except with respect to this Agreement and the application of revenues hereunder as hereinabove provided.

      (2) All obligations of the Issuer incurred hereunder, under the Indenture and any other document or agreement relating to the Bonds or the Project shall be limited obligations of the Issuer from the Project and other property pledged to the payment of the Bonds. The Bonds shall be payable solely from the revenues and other funds and property pledged under the Indenture for payment of the Bonds, and no owner of any Bond shall ever have the right to compel any exercise of the taxing power of the State or any political subdivision or other public body thereof, nor to enforce the payment hereof against any property of the State or any such political subdivision or other public body, including the Issuer except as provided in the Indenture.

      (3) No member, officer, agent, director, employee or attorney of the Issuer, including any person executing this Loan Agreement on behalf of the Issuer, shall be liable personally hereunder or for any reason relating to the issuance of the Bonds. No recourse shall be had for the payment of the principal of or the interest on the Bonds, or for any claim based therein, or otherwise in respect thereof, or based on or in respect of this Loan Agreement or any amendment hereto, against any member, officer, employee, director, agent or attorney, as such, of the Issuer or any successor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue of the Bonds, expressly waived and released.

      (4) It is expressly understood and agreed by the parties to this Loan Agreement that:

            (a) The Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the Issuer by the Trustee, any Bondholder or the Company as to the existence of a fact or state of affairs required hereunder to be noticed by the Issuer.

            (b) The Issuer shall not be under any obligation to perform any record keeping or to provide any legal service, it being understood that such services shall be performed or caused to be performed by the Trustee or the Company.

            (c) None of the provisions of this Loan Agreement shall require the Issuer to expend or risk its own funds (apart from the proceeds of the bonds issued under the Indenture) or otherwise endure financial liability in the performance of any of its duties or in the exercise of any of its rights under this Loan Agreement.

If, notwithstanding the provisions of this Section , the Issuer incurs any expense, or suffers any losses, claims or damages or incurs any liabilities, the Company will indemnify and hold harmless the Issuer from the same and will reimburse the Issuer for any legal or other expenses incurred by the Issuer in relation thereto, and this covenant to indemnify, hold harmless and reimburse the Issuer shall survive delivery of and payment for the Bonds.

            Section 10.9 Representations of Company.

            All representations made in this Agreement by the Company are based on the Company's independent investigation of the facts and law, and accordingly no such representations are made in reliance upon any representations made or legal advice given by the Issuer, its Bond Counsel, or any of its agents, officers or employees.

            Section 10.10 Survivorship of Obligations.

            All obligations of the Company under Sections 7.4, 7.7 and 7.8 shall survive payment of the Bonds or earlier termination of this Agreement under
Section 7.8, 8.2 or 8.4.

            Section 10.11 Administrative Fees, Attorneys' Fees and Costs.

            The Company shall reimburse the Issuer, upon demand, for all costs and expenses, including without limitation attorneys' fees and expenses, paid or incurred by the Issuer in connection with (i) the discussion, negotiation, preparation, approval, execution and delivery of the Bonds, the Indenture, this Agreement, and the documents and instruments related hereto or thereto; (ii) any amendments or modifications to any of the foregoing documents, instruments or agreements and the discussion, negotiation, preparation, approval, execution and delivery of any and all documents necessary or desirable to effect such amendments or modifications; (iii) the servicing and administration of the Loan during the term hereof or thereafter; and (iv) the enforcement by the Issuer during the term hereof or thereafter of any of the rights or remedies of the Issuer hereunder or under the foregoing documents, or any document, instrument or agreement related hereto or thereto, including, without limitation, costs and expenses of collection in the Event of Default, whether or not suit is filed with respect thereto.

            Section 10.12 Release.

            The Company hereby acknowledges and agrees that the Issuer shall not be liable to the Company, and hereby releases and discharges the Issuer from any liability, for any and all losses, costs, expenses (including attorneys' fees), damages, judgments, claims and causes of action, paid, incurred or sustained by the Issuer as a result of or relating to any action, or failure or refusal to act, on the part of the Trustee or any other party with respect to the Bonds, the Indenture, this Agreement, or the documents and transactions related hereto or thereto or contemplated hereby or thereby, including, without limitation, the exercise by the Trustee or any third party of any of its rights or remedies pursuant to any of such documents.

            IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed by their duly authorized officers.

                              NEBRASKA INVESTMENT FINANCE AUTHORITY

(Seal)


                              By______________________________
                                Its Executive Director









































Loan Agreement dated as of March 1, 1997, between the Nebraska Investment Finance Authority and Transcrypt International, Inc.

                              TRANSCRYPT INTERNATIONAL, INC.



                              By___________________________
                                Its Chief Executive Officer














































Loan Agreement dated as of March 15, 1997, between the Nebraska Investment Finance Authority and Transcrypt International, Inc.

                                    EXHIBIT A

                           Definitions From Indenture

            In this Indenture the following terms have the following meanings unless the context hereof clearly requires otherwise, and any other terms defined in the Loan Agreement shall have the same meanings when used herein as assigned them in the Loan Agreement unless the context or use thereof indicates another or different meaning or intent:

      Act: Sections 58-201 et seq., Reissue Revised Statutes of Nebraska (1993), as amended;

      Act of Bankruptcy: any of the following events:

      (a) The Company shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company or of all or a substantial part of its property, (b) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), or (c) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;

      (b) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or the composition or adjustment of debts, of the Company, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of the assets of the Company, or (c) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;

      (c) The Issuer shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Issuer or of all or a substantial part of its property, (b) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), or (c) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or

      (d) A proceeding or case shall be commenced, without the application or consent of the Issuer, in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or the composition or adjustment of debts, of the Issuer, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the Issuer or of all or any substantial part of the assets of the Issuer, or (c) similar relief in respect of the Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;

      Additional Charges: the payments required by Section 4.4 of the Loan Agreement;

      Adjustment Date: Wednesday of each week or the next Business Day thereafter if such day is not a Business Day;

      Adjustment Period: the period beginning on the next day following an Adjustment Date and ending on the next succeeding Adjustment Date;

      Alternate Letter of Credit: any Letter of Credit delivered to the Trustee in accordance with Section 4.8(2) of the Loan Agreement and Section 7.4 hereof;

      Authorized Denominations: $100,000 or any greater amount in $5,000 multiples;

      Available Moneys: shall mean (i) moneys held by the Trustee in the Construction Fund or Bond Fund for a period of at least 92 consecutive days, during which period no Act of Bankruptcy shall have occurred, or (ii) proceeds of a drawing under the Letter of Credit;

      Bank: Norwest Bank Minnesota, National Association (the issuer of the Original Letter of Credit), its successors or assigns, including any other entity which may, from time to time, be the issuer of the Letter of Credit then in effect, as provided herein;

      Bank Insolvency: a decree or order of a court or agency or supervisory authority, having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator of any insolvency, readjustment of debt , marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs has been entered against the Bank or the Bank has consented to the appointment of a conservator or receiver or liquidator in any such proceedings of or relating to the Bank or relating to all or substantially all of its property;

      Base Rate: the rate of interest publicly announced from time to time by Bank, or its successor, as its base or prime rate of interest, which rate shall change when and as such base rate changes;

      Basic Payments or Loan Payments: the payments required by Sections 4.2 and
4.3 of the Loan Agreement;

      Bond Closing: the date on which there is delivery by the Issuer of, and payment for, the Bonds;

      Bond Counsel: the firm of Rembolt Ludtke & Berger, Lincoln, Nebraska, or any other nationally recognized bond counsel experienced in tax exempt private activity bond financing selected by the Trustee and acceptable to the Issuer and the Company and, during the Letter of Credit Period, the Reimbursement Bank;

      Bond Fund: the fund so designated in Section 6.3 from which the principal of and interest on the Bonds are payable and within which shall be established a General Account and a Letter of Credit Account;

      Bond Purchase Fund: the fund so designated in Section 6.4 and within which there shall be established a Remarketing Account and a Letter of Credit Account;

      Bond Register: the register maintained by the Trustee pursuant to Section 2.11;

      Bondholder or Holder: the person in whose name a Bond is registered in the Bond Register;

      Bonds: the $2,850,000 Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Transcrypt International, Inc. Project) to be issued pursuant hereto;

      Bond Year: each twelve (12) month period commencing March 1, and ending on the last day of the following February, provided that the first Bond Year shall commence on Bond Closing and end on the last day of February, 1998;

      Business Day: any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions in Minneapolis, Minnesota or Omaha, Nebraska are authorized or required by law to close;

      Code or Internal Revenue Code: the Internal Revenue Code of 1986, as amended, and all applicable Treasury Regulations;

      Company: Transcrypt International, Inc., a Delaware corporation, its successors and assigns, and any surviving, resulting or transferee corporation or other entity which may assume its obligations under, and pursuant to the terms of, the Loan Agreement;

      Company Bonds: any Bond or Bonds purchased by the Trustee for the account of the Company pursuant to Section 4.1 and 4.2 and held by the Trustee as the agent of the Reimbursement Bank, pursuant to the Reimbursement Agreement;

      Completion Date: the date established under Section 3.6 of the Loan Agreement;

      Computation Date: has the meaning assigned to it in Section 2.4;

      Condemnation: the word "Condemnation" or phrase "eminent domain" as used herein shall include the taking or requisition by governmental authority or by a person, firm or corporation acting under governmental authority and a conveyance made under threat of Condemnation, provided such conveyance is made with the approval of the Reimbursement Bank, and "Condemnation award" shall mean payment for property condemned or conveyed under threat of Condemnation;

      Construction Fund: the fund so designated in Section 6.2, from which fund Project Costs are reimbursed;

      Conversion Date: the date as of which the interest rate on the Bonds converts from a Variable Rate to a Fixed Rate as such date is established pursuant to Section 2.4;

      Date of Taxability: the date as of which the interest on the Bonds is deemed includable in gross income for federal income tax purposes under a Determination of Taxability;

      Defaulted Interest: shall have the meaning stated in Section 2.2 hereof;

      Determination of Taxability: a determination that the interest income on any Bond is includable in gross income for federal income tax purposes under
Section 103 of the Code for any reason, other than during any period the Bonds are held by a "substantial user" of the Project or a "related person," as defined in Section 147(a) of the Code, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

            (i) the date on which the Company determines that the interest income on any of the Bonds is includable in gross income for federal income tax purposes; or

            (ii) the date on which any change in law or final Treasury Regulation becomes effective or on which the Internal Revenue Service has issued any private ruling, technical advice or any other written communication to the effect that the interest income on any of the Bonds is includable in gross income for federal income tax purposes; or

            (iii) the date on which the Company shall receive notice from the Trustee in writing that the Trustee has been advised by any Holder of any Bond that the Internal Revenue Service has issued a notice which asserts that the interest on such Bond is includable in gross income for federal income tax purposes;

            (iv) the date on which the Company issues a statement to the effect that it has exceeded or intends to exceed the maximum capital expenditure permitted under Section 144(a)(4) of the Code; or

            (v) the date of which any Holder receives notice that the Company or the Trustee has taken any action inconsistent with, or has failed to act consistently with, the tax-exempt status of the Bonds.

provided that no Determination of Taxability shall be deemed to have occurred as a result of a determination by the Company pursuant to clause (i) above unless such determination is supported by a written opinion of counsel in form satisfactory to the Trustee that the interest income on the Bonds is includable in gross income for federal income tax purposes;

      Discharge Date: the date on which all Outstanding Bonds are discharged under Article IX;

      Event of Default: any of the events set forth in Section 10.1;

      Facility: the Company's manufacturing facility located on Lot 1, Highlands Coalition 2nd Addition in Lincoln, Lancaster County, Nebraska and all related improvements and equipment;

      Federal Bankruptcy Code: the United States Bankruptcy Reform Act of 1978, as amended, or any similar or succeeding federal bankruptcy law;

      Fixed Letter of Credit Rate: the Fixed Letter of Credit Rate established in accordance with Section 2.4;

      Fixed Letter of Credit Rate Period: the period from and including the Conversion Date upon which the interest rate on the Bonds converts from the Variable Rate to the Fixed Letter of Credit Rate, to and including payment in full of the Bonds;

      Fixed Rate: the Fixed Letter of Credit Rate or the Fixed Non-Letter of Credit Rate;

      Fixed Rate Interest Payment Date: the first March 1 or September 1 next succeeding the Conversion Date, and each March 1 and September 1 thereafter until payment in full of the Bonds, and any Redemption Date;

      Fixed Rate Period: the period from and including the Conversion Date to and including payment in full of the Bonds;

      Fund: any fund described in Article VI hereof;

      Government Obligations: shall mean direct general obligations of, or obligations the prompt payment of the principal of and the interest is unconditionally guaranteed by, the United States of America;

      Holder or Bondholder: the person in whose name a Bond is registered in the Bond Register;

      Indenture: this Indenture of Trust by and between the Issuer and the Trustee, as the same may from time to time be amended or supplemented as herein provided;

      Independent Accountant: a certified public accountant or firm of certified public accountants registered and qualified to practice as such under the laws of the State of Minnesota or Wisconsin, and not regularly employed by the Issuer or the Company, except to perform independent reviews of the books and records of either or both of them or other similar periodic reviews;

      Independent Counsel: any attorney duly admitted to practice law before the highest court of any state, who may be counsel to the Company or the Issuer but who may not be an officer or a full time employee of the Company or the Issuer;

      Interest Payment Date: each Fixed Rate Interest Payment Date and each Variable Rate Interest Payment Date;

      Internal Revenue Code or Code: the Internal Revenue Code of 1986, as amended, and all applicable Treasury Regulations;

      Issuer: the Nebraska Investment Finance Authority, a body politic and corporate, not a state agency but an independent instrumentality exercising essential public functions, its successors and assigns;

      Letter of Credit: the Original Letter of Credit or, upon delivery of any Alternate Letter of Credit to the Trustee in accordance with Section 7.4 hereof and Section 4.8(2) of the Loan Agreement, such Alternate Letter of Credit;

      Letter of Credit Period: the period commencing on the Bond Closing through the Variable Rate Period and the immediately succeeding Fixed Letter of Credit Rate Period, if any;

      Loan: the loan of Bond proceeds by the Issuer to the Company described in
Section 4.1 of the Loan Agreement;

      Loan Payments or Basic Payments: the payments required by Sections 4.2 and
4.3 of the Loan Agreement;

      Loan Agreement: the Loan Agreement of even date herewith by and between the Issuer and the Company, as the same may from time to time be amended or supplemented as provided therein and in this Indenture;

      Mandatory Redemption Payments: the payments which are required to be made under Section 3.1(4) to redeem the Bonds in accordance with the Mandatory Redemption Schedule after appropriate credits, if any, have been made;

      Mandatory Redemption Schedule: the mandatory redemption schedule for the Bonds set forth in Section 3.1(4);

      Mandatory Tender Date: shall have the meaning assigned to it in Section
4.2 hereof;

      Mandatory Tender Notice: has the meaning assigned to it in Section 4.2(2);

      Maturity Date or Maturity: any date on which principal of or interest or premium, if any, on the Bonds is due, whether at maturity, on a scheduled interest payment date, or upon redemption or acceleration, or otherwise;

      Moody's: Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a municipal securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized municipal securities rating agency designated by the Issuer (other than Standard & Poor's Corporation);

      Notice by Mail: notice of any action or condition by mail shall mean a written notice meeting the requirements of this Indenture mailed by first-class mail, postage prepaid, to the Holders of specified Bonds at the addresses shown in the Bond Register;

      Optional Tender Date: any date on which a Bond is to be purchased pursuant to Section 4.1;

      Optional Tender Notice: the meaning assigned to it in Section 4.1(1)(A);

      Original Letter of Credit: the Irrevocable Letter of Credit issued by Norwest Bank Minnesota, National Association, to the

Trustee on the Bond Closing contemporaneously with the original issuance of the Bonds;

      Original Purchaser: the original purchaser of the Bonds from the Issuer who executes an Investor Letter in the form attached as Exhibit B-1;

      Outstanding Bonds: as of the date of determination, all Bonds theretofore issued and delivered under this Indenture except:

            (A) Bonds theretofore canceled by the Trustee or Paying Agent or delivered to the Trustee or Paying Agent canceled or for cancellation;

            (B) Bonds for which payment or redemption moneys or securities (as provided in Article IX) shall have been theretofore deposited with the Trustee or Paying Agent in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or irrevocable action shall have been taken to call such Bonds for redemption at a stated redemption date; and

            (C) Bonds in exchange for or in lieu of which other Bonds shall have been issued and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Company shall be disregarded and deemed not to be Outstanding Bonds, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Bonds which the Trustee knows to be Bonds owned by the Company shall be disregarded;

      Paying Agent: the Trustee or any other entity designated pursuant to this Indenture as the agent of the Issuer and the Trustee to receive and disburse the principal of and premium, if any, and interest on the Bonds;

      Permitted Investments:

            (A) Direct general obligations of the United States of America;

            (B) Obligations the payment of the principal of and interest on which is unconditionally guaranteed by the United States of America;

            (C) Shares of an investment company registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and whose only investments are obligations described in clauses (A) or (B) above;

            (D) Any general obligation of the State of Nebraska or any of its political subdivisions, provided that securities described in clauses (A) or (B) above have been irrevocably deposited in escrow to effect discharge of the general obligations in the same manner and subject to the same conditions required to effect discharge of the Bonds under Article IX;

            (E) Certificates of deposit with fixed maturities, time deposits, repurchase agreements or any other direct obligation with or of either the Bank or any other national or state bank or federally chartered savings and loan association whose senior debt obligations are rated A or better by a Rating Agency or any other bank if the debt obligations for which such bank's letters of credit are the primary basis are rated A or better by a Rating Agency which initially rated the Bonds; and

            (F) Prior to the Conversion Date, any other investments permitted by the Reimbursement Bank;

      Person: shall mean any natural person, corporation, joint venture, cooperative, partnership, trust or unincorporated organization, government or governmental body or agency, political subdivision or other legal entity, as in the context may be appropriate.

      Placement Agent: Norwest Bank, National Association;

      Prior Bonds: Issuers $850,000 Industrial Development Revenue Bonds (Transcrypt International, Ltd., Project) Series 1994.

      Project: any and all (i) fixtures or tangible personal property now or hereafter attached or affixed to the Project Premises and acquired from the proceeds of the Bonds or Prior Bonds, as the case may be, (ii) other tangible personal property now or hereafter located within or used in connection with the Project Premises or the Facility and acquired, in whole or part, from proceeds of the Bonds or Prior Bonds, as the case may be, and (iii) any additions to, replacements of and substitutions for any of the foregoing which may be permitted or required by the Reimbursement Bank;

      Project Premises: the real estate described on Exhibit A attached hereto;

      Rating Agency: Standard & Poor's or Moody's;

      Rating Category: one of the generic rating categories of a Rating Agency, without regard to any refinement or gradation of such Rating Category by a numerical or other modifier;

      Rebate Amounts: the amount determined pursuant to Section 7.7(20) of the Loan Agreement to be rebated to the United States;

      Rebate Expert: Bond Counsel, or any other Person experienced in matters relating to compliance with the rebate requirements in Section 148(f) of the Code;

      Record Date: means (i) with respect to each Variable Rate Interest Payment Date, the calendar day next preceding such Variable Rate Interest Payment Date, whether or not such date is a Business Day, and (ii) with respect to each Fixed Rate Interest Payment Date, the 15th day of the calendar month next preceding such Fixed Rate Interest Payment Date, whether or not such day is a Business Day;

      Redemption Date: when used with respect to any Bond to be redeemed shall mean the date on which it is to be redeemed pursuant hereto;

      Redemption Price: when used with respect to any Bond to be redeemed shall mean the price at which it is to be redeemed pursuant hereto;

      Regular Interest Payments: all interest payments on the Bonds, other than Special Interest Payments;

      Reimbursement Agreement: the Letter of Credit and Reimbursement Agreement of even date herewith, by and between the Company and the Reimbursement Bank, and any amendments and supplements thereto and any comparable agreement relating to any Alternate Letter of Credit;

      Reimbursement Bank: Norwest Bank Nebraska, National Association, its successors and assigns;

      Related Documents: the Loan Agreement, the Remarketing Agreement, the Reimbursement Agreement, the Deed of Trust, the Placement Agreement, the Placement Memorandum and the Letter of Credit;

      Remarketing Agent: Norwest Bank Minnesota, National Association, or any successor Remarketing Agent appointed and serving in such capacity pursuant to this Indenture;

      Remarketing Agreement: the Remarketing Agreement, dated as of March 15, 1997, between the Company and the Remarketing Agent as the same may be amended from time to time, and if a successor Remarketing Agent is appointed in accordance with the Indenture, "Remarketing Agreement" shall mean such other similar agreement between the Company and such successor Remarketing Agent;

      Representative: the Chairperson, Vice Chairperson or Executive Director of the Issuer or an officer of the Company, or any other person at any time designated to act on behalf of the Issuer or the Company, as the case may be, as evidenced by a written certificate furnished to the other party and the Trustee containing the specimen signature of such person and signed for the Issuer by its Executive Director or for the Company by an officer thereof;

      Reserved Rights: those certain rights of the Issuer under the Loan Agreement to indemnification and to payment or reimbursement of fees and expenses of the Issuer and other payments to be made to the Issuer (including, but not limited to, payments to be made pursuant to Sections 4.4, 7.4, 9.5, 10.8 and 10.11 of the Loan Agreement), including fees and expenses of counsel, assumption fees and indemnity payments, its right to enforce notice and reporting requirements and restrictions on transfer of ownership, its right to inspect and audit the books, records and premises of the Company and of the Project, its right to collect attorneys' fees and related expenses, its right to enforce the Company's covenant to


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
comply with applicable federal tax law and State law (including the Act and the rules of the Issuer), and its right to receive notices under the Loan Agreement.

      Responsible Agent: any person duly authorized and designated by the Trustee to act on its behalf in carrying out the applicable duties and powers of the Trustee as set forth in this Indenture; (any action required by the Trustee under this Indenture may be taken by a Responsible Agent);

      Restricted Obligations: obligations which are issued by the United States Treasury and any other Permitted Investments, an investment in which will not cause the Bonds to be federally guaranteed obligations within the meaning of
Section 149(b) of the Code;

      Special Interest Payments: all payments of (or with respect to) interest on the Bonds made upon the acceleration of the Bonds pursuant to Section 10.2;

      Special Record Date: the date fixed by the Trustee pursuant to Section 2.2 hereof relating to the payment of any Defaulted Interest;

      Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a municipal securities rating agency, "Standard & Poor's" shall be deemed to refer to any other nationally recognized municipal securities rating agency designated by the Issuer (other than Moody's);

      Stated Maturity: when used with respect to any Bond or any installment of interest thereon shall mean the date specified in such Bond as the fixed date on which principal of such Bond or such installment of interest is due and payable;

      Tender Date: shall mean each Optional Tender Date and the Mandatory Tender Date;

      Termination Date: the date on which a Letter of Credit expires in accordance with its terms;

      Treasury Regulations: all proposed, temporary or permanent federal income tax regulations then in effect and applicable;


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
      Trust Estate: the Trust Estate as defined and set forth in the Granting Clauses hereof;

      Trustee: Norwest Bank Nebraska, National Association, Omaha, Nebraska and any co-trustee or successor trustee appointed, qualified and then acting as such under the provisions of this Indenture;

      Unpaid Bonds: all Outstanding Bonds and any other Bonds which have neither matured nor been redeemed or purchased and canceled under this Indenture;

      Untendered Bond: shall have the meaning set forth in Section 4.8;

      Variable Rate: the Variable Rate established from time to time in accordance with Section 2.3;

      Variable Rate Interest Payment Date: (i) the first Business Day of each month commencing April 1, 1997, and (ii) the Conversion Date and (iii) the date of payment in full of the Bonds; and

      Variable Rate Period: the period from Bond Closing until the Conversion Date, during which period the Bonds bear interest at the Variable Rate.

                                    EXHIBIT B

            Other Private Activity Bonds and Industrial Revenue Bonds


      $850,000 Nebraska Investment Finance Authority Industrial Development Revenue Bonds (Transcrypt International, Inc. Project) Series 1994

                                    EXHIBIT C

                               PENDING LITIGATION

            On May 1, 1991, the interest payment due on Issuer's $200,000,000 Agricultural Revenue Bonds, Series 1986A and 1986B (the "1986 Bonds") on such date was not made to the owners of the 1986 Bonds. This default in payment on the 1986 Bonds was as a result of failure by Executive Life Insurance Company ("Executive Life") to remit to the trustee for the 1986 Bonds amounts due under the investment agreements provided by Executive Life and securing the 1986 Bonds. Certain proceeds from the 1986 Bonds remain unrepaid from Executive Life under such investment agreements.

            On April 11, 1991, the Superior Court of the State of California for the County of Los Angeles issued an order placing Executive Life in conservatorship. Under the terms of that and subsequent orders, the court appointed the Insurance Commissioner of the State of California as conservator, imposed an immediate moratorium on the payment of any benefits or periodic payments of any kind by Executive Life (except for certain limited hardship cases) pending further order of the court, and enjoined the officers and directors of Executive Life from transacting any business on behalf of Executive Life without the consent of the conservator. That moratorium prevented payment by Executive Life of amounts due under the investment agreements and resulted in a failure to make interest payments due on May 1, 1991 on the 1986 Bonds.

            Norwest Bank Minnesota, N.A., the trustee for the 1986 Bonds, appeared in the conservatorship proceedings and informed the NIFA that it would take appropriate steps to protect the interest of the holders of the 1986 Bonds. Among the steps taken was the filing, along with the NIFA, of a complaint for declaratory relief against Executive Life and the Insurance Commissioner of the State of California. This action, filed in conjunction with similar complaints filed by other issuers and trustees with respect to similar bonds, sought a judgment that the investment agreements issued by Executive Life as investments of the proceeds of the 1986 Bonds are "insurance policies" and, therefore, should be treated on a parity with all other insurance policies issued by Executive Life in a liquidation proceeding. On November 15, 1991, the Superior Court of California, County of Los Angeles, ruled that the investment agreements issued by Executive Life (such as the investment agreements issued as investments of the proceeds of the

1986 Bonds) are within the class of claims identified by Subdivision (a)(5) of California Insurance Code Section 1033, as a priority 5 (i.e., equivalent to other insurance policies, one step above priority 6, the general creditors). That ruling has been affirmed on appeal and is now final. After a further court challenge, the rehabilitation plan was modified to treat the bondholders equally with other policyholders, and, pursuant to that plan, certain payments have been made to the trustee for the 1986 Bonds on the investment agreements. In the interim, the trustee has distributed approximately $198.6 million to the 1986 Bondholders. Additional payments to the trustee for the 1986 Bonds may be made under the rehabilitation plan, but the NIFA is unable to predict either the likelihood, the amount or the timing of any such payments.


                                       C-2